Exhibit 99.1

Brookfield Asset Management Reinsurance Partners to Acquire American National in $5.1 Billion Transaction

August 9, 2021

BROOKFIELD, NEWS, Aug. 9, 2021 (GLOBE NEWSWIRE) – American National Group, Inc. (“American National”) (NASDAQ:ANAT), and Brookfield Asset Management Reinsurance Partners Ltd. (“Brookfield Reinsurance”) (NYSE:BAMR; TSX:BAMR), today announced they have entered into a definitive merger agreement whereby Brookfield Reinsurance will acquire American National in an all-cash transaction valued at approximately $5.1 billion.

As part of the agreement, each issued and outstanding share of American National common stock will be converted into the right to receive $190.00 in cash at closing of the merger. The merger consideration of $190.00 per share of American National common stock (the “Merger Consideration”) represents a 55% premium to the unaffected share price of $122.56 on May 11, 2021, as well as a 24.7% premium over American National’s 30-day volume-weighted average price as of August 6, 2021. The merger has received unanimous approval of American National’s Board of Directors.

Sachin Shah, Chief Executive Officer of Brookfield Reinsurance, said, “The acquisition of American National represents a significant milestone in the continued expansion of our insurance business. American National’s management team has a strong track record of stable growth and disciplined underwriting. We are excited to partner with them, and the dedicated American National employee base and distribution partners, as we look to further grow the business and maintain a strong franchise for the benefit of all stakeholders.”

Following closing, Brookfield Reinsurance intends to maintain American National’s headquarters in Galveston, Texas and its presence in League City, Texas, as well as its operational hubs in Springfield, Missouri and Albany, New York. Brookfield Reinsurance also looks forward to continuing American National’s longstanding involvement with its local communities.

Jim Pozzi, President and Chief Executive Officer of American National, said, “This is an energizing moment in American National’s history. Our two companies share a long-term view of building strong, enduring businesses. Brookfield Reinsurance has been very clear: they want us to continue to grow our business, together with our leadership team and our excellent team of employees and distribution partners. I would like to thank our board of directors, particularly our strategic opportunities committee of independent directors, which conducted a thorough review of a range of strategic alternatives and possible business opportunities to maximize value for our stockholders. The transaction provides clear and immediate value for our stockholders at an attractive premium.”

The merger is expected to close in the first half of 2022. It is subject to certain customary closing conditions, including antitrust clearance and receipt of insurance regulatory approvals, for a transaction of this type. Following the execution of the merger agreement, stockholders representing more than a majority of the issued and outstanding shares of American National common stock delivered stockholder written consents adopting and approving the merger agreement. American National will file a current report on Form 8-K with the U.S. Securities and Exchange Commission containing a summary of the terms and conditions of the proposed acquisition, as well as a copy of the merger agreement.

The Merger Consideration will be funded by Brookfield Reinsurance through a combination of committed debt and equity financing, including committed debt financing of $1.5 billion and an equity commitment of up to the aggregate Merger Consideration from Brookfield Asset Management Inc. (NYSE: BAM; TSX: BAM.A) (“BAM”), which equity commitment will be reduced by the amount of debt funded at closing. BAM’s equity commitment will be funded by existing liquidity at the corporate level.

Advisors

RBC Capital Markets is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Brookfield Reinsurance on this transaction. Debt financing for the transaction will be provided by a syndicate of banks led by Bank of Montreal and Royal Bank of Canada. Paul Hastings LLP is serving as legal advisor to Bank of Montreal and Royal Bank of Canada in connection with the debt financing.

Citi serves as financial advisor and Sidley Austin LLP is acting as lead transaction counsel to American National on this transaction, alongside Greer, Herz & Adams, LLP, which serves as American National’s general counsel.

American National Group, Inc. is the parent company of the American National companies, which include American National Insurance Company and its insurance affiliates. American National Insurance Company, founded in 1905 is headquartered in Galveston, Texas. American National offers a broad line of products and services, which include life insurance, annuities, health insurance, credit insurance, pension products and property and casualty insurance for personal lines, agribusiness and certain commercial exposures. The American National companies operate in all 50 states. For corporate and investor relations information, please visit the website of American National at www.AmericanNational.com.

Brookfield Asset Management Reinsurance Partners Ltd. (NYSE: BAMR; TSX: BAMR) operates a leading reinsurance business focused on providing capital-based and annuity solutions for insurance and reinsurance companies, and pension risk transfer products for pension plan sponsors. Each class A exchangeable share of Brookfield Reinsurance is exchangeable on a one-for-one basis with a class A limited voting share of Brookfield Asset Management Inc. (NYSE: BAM; TSX: BAM.A). For more information please visit our website at www.bamr.brookfield.com.

For more information, please contact:

Media – American National: Deborah Janson Tel: (409) 621-7711 Deborah.Janson@AmericanNational.com	Investors – American National: Brody Merrill Tel: (409) 766 – 6826 Brody.Merrill@AmericanNational.com
Media – Brookfield Reinsurance: Kerrie McHugh Tel: (212)-618-3469 Email: kerrie.mchugh@brookfield.com	Investors – Brookfield Reinsurance: Rachel Powell Tel: (416) 956-5141 Email: rachel.powell@brookfield.com

Additional Information and Where to Find It

In connection with the proposed transaction, American National intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including American National’s information statement in preliminary and definitive form. American National stockholders are strongly advised to read all relevant documents filed by American National with the SEC, including American National’s information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free by visiting the American National website at www.americannational.com.

No Offer

No person has commenced soliciting proxies in connection with the proposed transaction referenced in this press release, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities.

Cautionary Notice Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements American National or Brookfield Reinsurance may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the proposed transaction may not be satisfied, (2) regulatory approvals required for the proposed transaction may not be obtained, or required regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could have a material adverse effect on American National or Brookfield Reinsurance or cause certain conditions to closing not to be satisfied, which could result in the termination of the Merger Agreement, (3) the timing of completion of the proposed transaction is uncertain, (4) the business of American National or Brookfield Reinsurance may suffer as a result of uncertainty surrounding the proposed transaction, (5) events, changes or other circumstances could occur that could give rise to the termination of the Merger Agreement, (6) there are risks related to disruption of management’s attention from the ongoing business operations of American National or Brookfield Reinsurance due to the proposed transaction, (7) the announcement or pendency of the proposed transaction could affect the relationships of American National or Brookfield Reinsurance with its clients, operating results and business generally, including on our ability to retain employees, (8) the outcome of any legal proceedings initiated against American National or Brookfield Reinsurance following the announcement of the proposed transaction could adversely affect American National or Brookfield Reinsurance, including their ability to consummate the proposed transaction and (9) American National or Brookfield Reinsurance may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Brookfield Reinsurance’s Registration Statement on Form F-1 and American National’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of American National and Brookfield Reinsurance on file with the SEC. Neither American National nor Brookfield Reinsurance undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to American National or Brookfield Reinsurance and/or any person acting on behalf of either of them are expressly qualified in their entirety by this paragraph. The information contained on any websites referenced in this press release is not incorporated by reference into this press release.